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                                                                      EXHIBIT 24
                                                                      ----------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John L. Coughlin, Stephen D. Fantone and John T. Lynch, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form 10-KSB, and any and all amendments thereto, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of the, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signature                Title           Date
     ---------                -----           ----

JOHN L. COUGHLIN
_______________________    Director        December 30, 1996
John L. Coughlin

SAMUEL O. RAYMOND
_______________________    Director        December 30, 1996
Samuel O. Raymond

A. THEODORE MOLLEGEN, JR.
_______________________    Director        December 30, 1996
A. Theodore Mollegen, Jr.

THURMAN F. NAYLOR
_______________________    Director        December 30, 1996
Thurman F. Naylor

STEPHEN D. FANTONE
_______________________    Director        December 30, 1996
Stephen D. Fantone